UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      May 16, 2014

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1373 Broadway, Albany, New York	12204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (518) 445-2200

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders held May 16, 2014, there were three items subject to a vote of security holders: (1) the election of eight members of the Board of Directors of the Company; (2) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor; and (3) the approval, by non-binding vote, of executive compensation.

1. In the vote for the election of eight members of the Board of Directors of the Company, the number of votes cast for, the number of votes withheld from, and broker non-votes as to each of the nominees were as follows:

	Number of Votes For		Number of Votes Withheld		Broker Non-Votes
Nominee	Class A	Class B	Class A	Class B	Class A	Class B

Joseph G. Morone	24,645,521	32,328,440	1,540,926	0	688,267	0
Christine L. Standish	14,489,419	32,328,440	11,697,028	0	688,267	0
Erland E. Kailbourne	24,662,963	32,328,440	1,523,484	0	688,267	0
John C. Standish	14,433,506	32,328,440	11,752,941	0	688,267	0
John R. Scannell	25,698,428	32,328,440	488,019	0	688,267	0
Katharine L. Plourde	25,449,203	32,328,440	737,244	0	688,267	0
John F. Cassidy, Jr.	25,692,581	32,328,440	493,866	0	688,267	0
Edgar G. Hotard	25,433,953	32,328,440	752,494	0	688,267	0

2. In the vote for the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor, the number of votes cast for, the number of votes cast against, the number cast as abstentions, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
58,688,586	512,635	1,933	-

3. In the vote to approve, by non-binding vote, executive compensation, the number of votes cast for, the number of votes cast against, the number cast as abstentions, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
57,857,819	412,136	244,932	688,267

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

		By:	/s/ John B. Cozzolino

Name: John B. Cozzolino
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date:	May 21, 2014